Exhibit 5.1

233 SOUTH WACKER DRIVE SUITE 6600 CHICAGO, ILLINOIS 60606 t 312.258.5500 f 312.258.5600 www.schiffhardin.com

Robert J. Minkus

312-258-5584

rminkus@schiffhardin.com

December 3, 2012

AAR CORP.

1100 N. Wood Dale Road

Wood Dale, Illinois  60191

Ladies and Gentlemen:

We have acted as counsel to AAR CORP., a Delaware corporation (the “Corporation”), and the subsidiaries of the Corporation listed on Schedule A hereto (the “Guarantors”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) up to $175,000,000 of the Corporation’s 7¼% Senior Notes due 2022 (the “Exchange Notes”) and (ii) the related guarantees of the Exchange Notes by the Guarantors (the “Guarantees”) pursuant to a registration statement on Form S-4 filed by the Corporation and the Guarantors on December 3, 2012.  The Exchange Notes and related Guarantees will be offered in exchange for the Corporation’s outstanding 7¼% Senior Notes due 2022 (the “Original Notes”) and related guarantees, which were previously issued in an offering exempt from the registration requirements of the Securities Act.

The Exchange Notes and the Guarantees will be issued pursuant to an Indenture dated as of January 23, 2012, as supplemented by a First Supplemental Indenture dated as of November 30, 2012, by and among the Corporation, the Guarantors and U.S. Bank National Association, as trustee.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  For purposes of this opinion letter, the term “Covered Domestic Guarantors” means the Guarantors listed on Schedule B hereto.

In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion.  In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons.  As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Corporation, public officials and other appropriate persons.

CHICAGO | WASHINGTON | NEW YORK | LAKE FOREST | ATLANTA | SAN FRANCISCO | BOSTON | ANN ARBOR | CHARLOTTE

In rendering the opinions in this letter we have assumed, without independent investigation or verification, that each party to each of the documents executed or to be executed, other than the Corporation and the Covered Domestic Guarantors, (a) is validly existing and in good standing under the laws of its jurisdiction of organization, (b) has full power and authority to execute such documents to which it is a party and to perform its obligations thereunder, (c) has taken all necessary action to authorize execution of such documents on its behalf by the persons executing the same, (d) has properly executed and delivered, or will properly execute and deliver, each of such documents to which it is a party, and (e) has duly obtained all consents or approvals of any nature from and made all filings with any governmental authorities necessary for such party to execute, deliver or perform its obligations under such documents to which it is a party.  In addition, in rendering such opinions we have assumed, without independent investigation or verification, (i) that the execution and delivery of, and performance of its respective obligations under, the documents executed or to be executed by each party thereto, other than the Corporation and the Covered Domestic Guarantors, do not violate any law, rule, regulation, agreement or instrument binding upon such party, and (ii) that each of such documents is the legal, valid and binding obligation of, and enforceable against, each party thereto, other than the Corporation and the Covered Domestic Guarantors.

We make no representation that we have independently investigated or verified any of the matters that we have assumed for the purposes of this opinion letter.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, when (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any required prospectus supplements have been delivered and filed as required by such applicable law, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and (iv) the Exchange Notes have been duly issued and delivered by the Corporation in exchange for the Original Notes, all in accordance with the exchange offer contemplated by the Registration Statement, the Exchange Notes and the Guarantees will constitute the valid and binding obligations of the Corporation and the Guarantors, respectively, enforceable against the Corporation and the Guarantors, respectively, in accordance with their terms.

The opinions set forth above are subject to the following qualifications:

A.            The opinions expressed herein with respect to the legality, validity, binding nature and enforceability of the Exchange Notes and the Guarantees are subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, whether now or hereafter in effect and (ii)

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general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity).

B.            The foregoing opinions are limited to the laws of the States of New York and Illinois (excluding the “blue sky” laws of such states), the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, and we express no opinion as to the laws of any other jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date.  The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SCHIFF HARDIN LLP

By:	/s/ Robert J. Minkus
Robert J. Minkus

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Schedule A

Guarantors

AAR Aircraft & Engine Sales & Leasing, Inc.	AAR International Financial Services, L.L.C
AAR/SSB II, LLC	AARIFS (304) LLC
AARIFS (315) LLC	AARIFS (662) LLC
AARIFS (23734) LLC	AARIFS (23779) LLC
AARIFS (23780) LLC	AARIFS (24750) LLC
AARIFS (25092) LLC	AARIFS (25093) LLC
AARIFS A320 LLC	AARIFS (342) LLC
AARIFS (290) LLC	AAR Aircraft Services, Inc.
Aviation Maintenance Staffing, Inc.	AAR Airlift Group, Inc.
AAR Landing Gear LLC	AAR International, Inc.
AAR Australia, L.L.C.	AAR Japan, Inc.
Airinmar Holdings Limited	Airinmar Group Limited
Airinmar Limited	Telair International GmbH
Telair International AB	Nordisk Aviation Products AS
AAR Manufacturing, Inc.	Brown International Corporation
EP Aviation, LLC	Summa Technology, Inc.
AAR Parts Trading, Inc.	AAR Power Services, Inc.
AAR Allen Services, Inc.

Schedule B

Covered Domestic Guarantors

AAR Aircraft & Engine Sales & Leasing, Inc.	AAR International Financial Services, L.L.C
AAR/SSB II, LLC	AARIFS (304) LLC
AARIFS (315) LLC	AARIFS (662) LLC
AARIFS (23734) LLC	AARIFS (23779) LLC
AARIFS (23780) LLC	AARIFS (24750) LLC
AARIFS (25092) LLC	AARIFS (25093) LLC
AARIFS A320 LLC	AARIFS (342) LLC
AARIFS (290) LLC	AAR Aircraft Services, Inc.
Aviation Maintenance Staffing, Inc.	AAR International, Inc.
AAR Australia, L.L.C.	AAR Japan, Inc.
AAR Manufacturing, Inc.	EP Aviation, LLC
AAR Parts Trading, Inc.	AAR Power Services, Inc.
AAR Allen Services, Inc.